SUB-ITEM 77H

                                                MFS SERIES TRUST II ON BEHALF OF
                                                         MFS CHARTER INCOME FUND

         As of May 31, 1999, entities beneficially owning more than 25% of any one series' voting securities, thereby becoming controlling entities of such series, are as follows:



                                                                     % OF SHARES
SERIES                         OWNER AND ADDRESS                           OWNED

MFS Charter Income Series      Merrill Lynch Japan Sec Co Ltd             29.06%
                               For the sole benefit
                               Otemachi First Square
                               Attn  ITM Dept
                               1-5-1 Otemachi
                               Chiyoda-Ku Tokyo Japan 100-0004

MFS Charter Income Series      MFS Fund Distributors Inc                  70.94%
                               c/o Massachusetts Financial Service
                               Attn Thomas B. Hastings
                               500 Boylston Street
                               Boston, MA

         As of May 31, 1999, entities no longer beneficially owning more than 25% of any one series' voting securities, thereby ceasing to be controlling entities of such series, are as follows:


SERIES                                       OWNER AND ADDRESS

No change
